EXHIBIT 10.2

Medicare

Palmetto Government Benefits Administrators

Post Office Box 100142, Columbia, South Carolina 29202-3142

National Supplier Clearinghouse

November 22, 1993

Canfield Medical Supply Inc

P.O. Box 265

Canfield, OH 44406-0265

Dear Supplier:

The Health Care Financing Administration has established four regional carriers to process claims for durable medical equipment, orthotics, prosthetics, and supplies which includes parenteral and enteral nutrients and therapeutic shoes. You already received a notice of this change in the package which contained your application for a new supplier number. Since that time, the transfer schedule has changed. Please refer to the enclosed revised state by state transfer schedule.

Your application has been processed and your new supplier number is 0593320001. This number is valid for the location indicated in the lower right hand corner of this notification. You must continue to use your carrier assigned number until you begin submitting claims to the regional carriers. Please refer to the enclosed state by state transfer schedule to determine when your state will transfer. Railroad Retirement Board claims also transfer at the same time. When your state transfers, the appropriate regional carrier will be determined by the residence of the beneficiary.

Also enclosed is the Internal Revenue Service (IRS) Form W-9 which you must complete and return to the regional carrier(s) where you plan to submit claims. The law requires the regional carrier must have this information for IRS reporting.

As a supplier in the Medicare program, you are required to meet and adhere to standards as attested to on the HCFA-192, Application for Medicare Supplier Number. You must give a copy of these standards to each Medicare customer.  A copy of the supplier standards is enclosed for your use.

The law requires you to inform the National Supplier Clearinghouse(NSC) promptly of any change in the information supplied on your application.  In addition, the regional carriers will use this information to pay your claims.  You must notify the NSC in writing of changes.

If you have questions about your supplier number, you may call the NSC at 1-800-851-3682.  If you have other questions, call the regional carrier for your area.  The telephone numbers are listed on the reverse side of the state by state transfer schedule.

Sincerely yours,

Winston Wise, Director

Canfield Medical Supply Inc

National Supplier Clearinghouse

584 E. Mai St. Suite 32

Canfield, OH  44406-1583